Exhibit 10.5

MEDQUIST HOLDINGS INC.

RESTRICTED STOCK AWARD AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEMENT (this “Award” or “Agreement”) is made by and between MedQuist Holdings Inc. (the “Company”) and Roger L. Davenport (the “Grantee”) as of this 11th day of July, 2011 (the “Effective Date”).

WHEREAS, in order to induce the Grantee to join the employ of the Company, and to further align the Grantee’s financial interests with those of the Company’s stockholders, the Board approved this Award of shares of common stock of the Company subject to the restrictions and on the terms and conditions contained in this Agreement (the “Restricted Stock”); and

WHEREAS, this Award of Restricted Stock is intended to constitute a non-plan based “inducement grant,” as described in the Nasdaq Listing Rule 5635(c)(4).

NOW, THEREFORE, in consideration of these premises and the agreements set forth herein, the parties, intending to be legally bound hereby, agree as follows:

1. Award of Restricted Shares.

(a) The Company hereby awards the Grantee 250,000 shares of Restricted Stock (the “Restricted Shares”).

(b) The Company maintains the MedQuist Holdings Inc. 2010 Equity Incentive Plan (the “Plan”), which provides the general terms and restrictions for certain equity incentive awards made to the Company’s employees, directors, consultants, and other individuals who provide services to the Company. This Award of Restricted Stock is not awarded pursuant to the Plan and the Restricted Shares granted hereunder shall not be granted from the shares of Common Stock set aside for Awards to be made under the Plan, but rather is intended to constitute a non-plan based “inducement grant,” as described in Nasdaq Listing Rule 5635(c)(4). Nonetheless, the terms and provisions of the Plan relating to restricted stock (including, without limitation, Sections 4, 9 and 12 of the Plan) are hereby incorporated into this Agreement by this reference, as though fully set forth herein, as if the Restricted Shares were granted pursuant to the Plan. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan. Unless the context herein otherwise requires, the terms defined in the Plan shall have the same meanings herein.

2. Vesting of Restricted Shares. The Restricted Shares are subject to forfeiture to the Company until they become vested and non-forfeitable in accordance with this Section 2. While subject to forfeiture, the Restricted Shares may not be sold, pledged, assigned, otherwise encumbered or transferred in any manner, whether voluntarily or involuntarily by the operation of law.

(a) Provided the Grantee remains in continuous service with the Company through each applicable vesting date, the Restricted Shares subject hereto shall become vested and non-forfeitable as follows:

i. 33 1/3% of the total number of Restricted Shares subject hereto shall become vested and non-forfeitable on the first anniversary of the Effective Date; and

ii. 16 2/3% of the total number of Restricted Shares subject hereto shall become vested and non-forfeitable on the each of the 18-month, 24-month, 30-month and 36-month anniversaries of the Effective Date.

(b) Upon cessation of the Grantee’s service with the Company for any reason, any Restricted Shares which then remain forfeitable will immediately and automatically, without any action on the part of the Company, be forfeited, and the Grantee will have no further rights with respect to those shares.

(c) Solely for purposes of this Agreement, employment or service with the Company will be deemed to include employment or service with any subsidiary or Affiliate of the Company (for only so long as such entity remains a subsidiary or Affiliate).

(d) Notwithstanding the foregoing, if the Grantee’s employment is terminated by the Company without “Cause” (other than by reason of death or “Disability”) or if the Grantee resigns for “Good Reason,” as those terms are defined in the Employment Agreement dated July 11, 2011 by and between Company and Grantee (the “Employment Agreement”) (provided that in either such case the Grantee does not immediately thereafter commence employment with an Affiliate of the Company) and the Grantee timely complies with the conditions set forth in the Employment Agreement regarding the execution of a release of claims in favor of the Company, the Restricted Shares shall become fully vested and non-forfeitable at the time specified in the Employment Agreement.

(e) The Restricted Shares shall become fully vested and non-forfeitable upon the consummation of a “Change in Control,” as that term is defined in the Employment Agreement.

3. Issuance of Shares.

(a) The Company will cause the Restricted Shares to be issued in the Grantee’s name either by book-entry registration or issuance of a stock certificate or certificates.

(b) Unless otherwise provided by the Committee in writing, the Restricted Shares shall not be transferable by Grantee other than by will or the laws of descent and distribution.

(c) While the Restricted Shares remain forfeitable, the Company will cause an appropriate stop-transfer order to be issued and to remain in effect with respect to the Restricted Shares. As soon as practicable following the time that any Restricted Share becomes nonforfeitable (and provided that appropriate arrangements have been made with the Company for the withholding or payment of any taxes that may be due with respect to such share), the Company will cause that stop-transfer order to be removed. The Company may also condition delivery of certificates for Restricted Shares upon receipt from the Grantee of any undertakings that it may determine are appropriate to facilitate compliance with federal and state securities laws.

(d) If any certificate is issued in respect of Restricted Shares, that certificate will be legended and held in escrow by the Company or an agent of the Company. In addition, the Grantee may be required to execute and deliver to the Company a stock power with respect to those Restricted Shares. At such time as those Restricted Shares become nonforfeitable, the Company will cause a new certificate to be issued without that portion of the legend referencing the previously applicable forfeiture conditions and will cause that new certificate to be delivered to the Grantee (provided that appropriate arrangements have been made with the Company for the withholding or payment of any taxes that may be due with respect to such shares).

4. Substitute Property. If, while any of the Restricted Shares remain subject to forfeiture, there occurs a merger, reclassification, recapitalization, stock split, stock dividend or other similar event or transaction resulting in new, substituted or additional securities being issued or delivered to the Grantee by reason of the Grantee’s ownership of the Restricted Shares, such securities will constitute “Restricted Shares” for all purposes of this Agreement and any certificate issued to evidence such securities will immediately be deposited with the secretary of the Company (or his or her designee) and subject to the escrow described in Section 3, above.

5. Rights of Grantee During Restricted Period. The Grantee will have the right to vote the Restricted Shares and to receive dividends and distributions with respect to the Restricted Shares; provided, however, that any cash dividends or distributions paid in respect of the Restricted Shares while those shares remain subject to forfeiture will be withheld by the Company and will be delivered to the Grantee (without interest and net of any required tax withholding) only if and when the Restricted Shares giving rise to such dividends or distributions become vested and non-forfeitable.

6. Securities Laws. The Board may from time to time impose any conditions on the Restricted Shares as it deems necessary or advisable to ensure that the Restricted Shares are issued and sold in compliance with the requirements of any stock exchange or quotation system upon which the shares are then listed or quoted, the Securities Act of 1933 and all other applicable laws.

7. Tax Consequences.

(a) The Grantee acknowledges that the Company has not advised the Grantee regarding the Grantee’s income tax liability in connection with the grant or vesting of the Restricted Shares. The Grantee has had the opportunity to review with his or her own tax advisors the federal, state and local tax consequences of the transactions contemplated by this Agreement. The Grantee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Grantee understands that the Grantee (and not the Company) shall be responsible for the Grantee’s own tax liability that may arise as a result of the transactions contemplated by this Agreement.

(b) If the Grantee makes an election under Section 83(b) of the Code with respect to the grant of the Restricted Shares, the Grantee agrees to notify the Company in writing on the day of such election. The amount includible in the Grantee’s income as a result of that election will be subject to tax withholding. The Grantee will be required to remit to the Company in cash, or make other arrangements reasonably satisfactory to the Company for the satisfaction of such tax withholding amount; failure to do so within three business days of making the Section 83(b) election will result in forfeiture of all the Restricted Shares.

(c) The Grantee shall be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold, from any cash, shares of Common Stock, other securities or other property deliverable under any Award or from any compensation or other amounts owing to the Grantee, the amount (in cash, Common Stock, other securities or other property) of any required withholding taxes in respect of the Restricted Shares and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such withholding and taxes.

(d) Without limiting the generality of clause (c) above, the Committee may, in its sole discretion, permit the Grantee to satisfy, in whole or in part, the foregoing withholding liability by the delivery of shares of Common Stock (which are Mature Shares) owned by the Grantee having a Fair Market Value equal to such withholding liability (but no more than the minimum required statutory withholding liability).

8. The Plan. Although this Award of Restricted Stock is not granted under the Plan, the terms of the Plan have been incorporated herein by reference. Accordingly, the Grantee agrees to be bound by all of the terms and conditions of the Plan, as such Plan may be amended from time to time in accordance with the terms thereof. This Award of Restricted Stock will be administered by the Board or its designated Committee, who will have the same authority with respect to this Award of Restricted Stock as described in Section 4 of the Plan. A copy of the Plan in its present form is available for inspection during business hours by the Grantee at the Company’s principal office. All questions regarding the interpretation of the terms of this Award of Restricted Stock, including all questions regarding the application and interpretation of Plan provisions incorporated herein, will be determined by the Board or its designated Committee, whose determination will be final, binding and conclusive.

9. Consent to Electronic Delivery. The Grantee hereby authorizes the Company to deliver electronically any prospectuses or other documentation related to this Agreement, the Plan and any other compensation or benefit plan or arrangement in effect from time to time (including, without limitation, reports, proxy statements or other documents that are required to be delivered to participants in such plans or arrangements pursuant to federal or state laws, rules or regulations). For this purpose, electronic delivery will include, without limitation, delivery by means of e-mail or e-mail notification that such documentation is available on the Company’s intranet site. Upon written request, the Company will provide to the Grantee a paper copy of any document also delivered to the Grantee electronically. The authorization described in this paragraph may be revoked by the Grantee at any time by written notice to the Company.

10. Entire Agreement. This Agreement, including the terms incorporated herein by reference, represents the entire agreement between the parties hereto relating to the subject matter hereof, and merges and supersedes all prior and contemporaneous discussions, agreements and understandings of every nature relating to the subject matter hereof. Notwithstanding anything to the contrary, this Agreement will not supersede any other restrictive covenant agreement between the Grantee and the Company or any of its Affiliates, and the Grantee shall be bound both by the restrictions set forth in such other restrictive covenants agreements and the restrictions set forth in this Agreement.

11. Severability. Whenever possible, each provision and term of this Agreement shall be interpreted in a manner to be effective and valid, but if any provision or term of this Agreement is held to be prohibited or invalid, then such provision or term will be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement. If any of the covenants set forth in this Agreement are held to be unreasonable, arbitrary or against public policy, such covenants will be considered divisible with respect to scope, time and geographic area, and in such lesser scope, time and geographic area, will be effective, binding and enforceable against the Grantee.

12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of laws. Any legal proceeding arising out of or relating to this Agreement will be instituted in a state or federal court in the State of Delaware, and the Grantee and the Company hereby consent to the personal and exclusive jurisdiction of such court(s) and hereby waive any objection(s) that they may have to personal jurisdiction, the laying of venue of any such proceeding and any claim or defense of inconvenient forum.

13. Amendment. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto, except for any changes under Sections 9, 12 and 14 of the Plan permitted to Awards made under the Plan without consent.

14. Execution. This Agreement may be executed, including execution by facsimile signature, in one or more counterparts, each of which will be deemed an original, and all of which together shall be deemed to be one and the same instrument.

15. Waiver. Any right of the Company contained in this Agreement may be waived in writing by the Committee. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.

16. Notices. Any written notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailing but in no event later than the date of actual receipt. Notices shall be directed, if to the Grantee, at the Grantee’s address indicated by the Company’s records, or if to the Company, to the attention of the secretary of the Company at the Company’s principal executive office.

17. No Rights to Employment. Nothing contained in this Agreement shall be construed as giving Grantee any right to be retained, in any position, as an employee, consultant or director of the Company or its Affiliates or shall interfere with or restrict in any way the right of the Company or its Affiliates, which are hereby expressly reserved, to remove, terminate or discharge Grantee at any time for any reason whatsoever.

18. Beneficiary. The Grantee may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. Any notice should be made to the attention of the secretary of the Company at the Company’s principal executive office. If no designated beneficiary survives the Grantee, the Grantee’s estate shall be deemed to be Grantee’s beneficiary.

19. Clawback/Forfeiture.

(a) Grantee’s Conduct. Notwithstanding anything to the contrary contained herein, if the Company as a result of misconduct or fraud is required to prepare a financial restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, where the Grantee (i) engaged in fraud resulting in such financial restatement, or (ii) knowingly or through gross negligence engaged in misconduct resulting in such financial restatement, the Grantee shall forfeit any or all of the Restricted Shares, whether or not vested, then held by the Grantee and repay to the Company an amount in cash equal to all or any portion of the sales proceeds received by the Grantee in connection with the sale or other disposition of any such Restricted Shares during the three-year period preceding the date on which the Company first determines that it must prepare the financial restatement (or, if no proceeds were received by the Grantee in any such disposition, an amount equal to the aggregate Fair Market Value of the Restricted Shares so disposed of, determined as of the date of such disposition). For the avoidance of doubt, the Grantee’s failure to have personal knowledge of the conduct of any other individual that contributed to a financial restatement shall not, in and of itself, be sufficient to trigger this provision.

(b) Conduct of Others or Errors. Notwithstanding anything to the contrary contained herein, the Grantee shall repay the Company any amount in excess of what the Grantee should have received under the terms of the Award for any reason (including without limitation by reason of a financial restatement, mistake in calculation or other administrative error) with respect to any sale or other disposition of any Restricted Shares during the three-year period preceding the date on which the Company first determines that it must prepare the financial restatement or otherwise first discovers the mistake or error and promptly notifies the Grantee.

(c) Compliance. The Grantee will agree to revise this Section 19 to the extent necessary for the Company to comply with any regulatory guidance promulgated under Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

[Signature page follows]

IN WITNESS WHEREOF, the Company’s duly authorized representative and the Grantee have each executed this Restricted Stock Award Agreement on the respective date below indicated.

MEDQUIST HOLDINGS INC.

By	/s/ Mark R. Sullivan

Name:	Mark R. Sullivan

Title:	General Counsel

Date:	July 11, 2011

GRANTEE

Signature	/s/ Roger L. Davenport

Name:	Roger L. Davenport

Date:	July 8, 2011